Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS INCREASED FOURTH QUARTER REVENUE

Highest Revenue in Six Quarters; Up Sequentially and Y/Y; Company in Full Compliance

with Nasdaq Listing Obligations

SANTA CLARA, Calif.; Aug. 1, 2007 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its fiscal fourth quarter and year ended July 1, 2007. For the quarter, net revenue increased 6 percent to $87.1 million, from $82.4 million in the fiscal fourth quarter of 2006.

Net loss on a GAAP basis for the fiscal fourth quarter of 2007 was $5.0 million or a loss of $0.04 per diluted share, compared to a net loss of $4.3 million or $0.04 per diluted share in the fiscal fourth quarter of 2006. Non-GAAP net income for the fiscal fourth quarter of 2007 was $0.3 million or less than $0.01 per diluted share, compared to non-GAAP net income of $1.2 million or $0.01 per diluted share in the prior-year quarter. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying attachments.

“Revenue represents our best quarter since the second fiscal quarter of 2006,” said Mark Canepa, president and CEO of Extreme Networks. “We’re pleased with our U.S. business results, which show year-over-year revenue growth of 17 percent. We’re experiencing strong demand for some of our newer products, such as the Summit X450 and the X250, and we are performing well in our vertical markets. We continue to drive the turnaround, focusing both on revenue growth and expense control.”

Net revenue for the 12 months ended July 1, 2007 was $342.8 million, compared to $358.6 million for the prior 12-month fiscal period. Net loss on a GAAP basis was $14.2 million or a loss of $0.12 per diluted share in fiscal 2007, compared to GAAP net income of $8.5 million or $0.07 per diluted share in fiscal 2006. Non-GAAP net income for the most recent 12-month period was $2.9 million or $0.03 per diluted share, compared to non-GAAP net income of $18.8 million or $0.15 per diluted share in the 12 months ended July 2, 2006.

Cash, short-term investments, and marketable securities were $215.9 million as of July 1, 2007, compared to $214.7 million as of April 1, 2007, reflecting positive cash flow from operations.

Nasdaq Compliance

Extreme Networks also announced that its 2006 Annual Stockholders meeting was held on July 30, 2007, and that it believes it is now in full compliance with all Nasdaq Marketplace Rules. On July 19, 2007 it received written notice from the Nasdaq Stock Market confirming that the Nasdaq Listing Qualifications Panel (the “Listing Panel”) had granted the Company’s request for continued listing on the Nasdaq Stock Market, on the condition that the Company inform the Listing Panel that it has held its 2006 Annual Meeting of Stockholders on or before August 1, 2007 and the Company has provided that notice to the Listing Panel.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. EDT (2:00 p.m. PDT). Visit http://www.extremenetworks.com/about-extreme/investor-relations.aspx Financial information to be discussed during the conference call is posted on the Investor Relations section of the Company's website (www.extremenetworks.com).

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement its consolidated financial statements presented in accordance with GAAP, the Company has provided a non-GAAP reconciliation of its Consolidated Statement of Operations for the fiscal quarters and 12-months ended July 1, 2007 and July 2, 2006, which are adjusted to exclude share-based compensation expense, costs associated with the stock option Special Investigation and restructuring charges. These non-GAAP measures are not computed in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP measures are not meant as a substitute for comparable GAAP measures. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks designs, builds, and installs Ethernet infrastructure solutions that solve the toughest business communications challenges. Our commitment to open networking sets us apart from the alternatives by delivering meaningful insight and unprecedented control to applications and services. We believe openness is the best foundation for growth, freedom, flexibility, and choice. We focus on enterprises and service providers who demand high performance, converged networks that support voice, video and data, over a wired and wireless infrastructure.

# # #

Extreme Networks and Summit are among the trademarks of Extreme Networks, Inc., that may be registered in the United States and other countries. All other marks are the property of their respective holders.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectations regarding our products, future revenue and expenses and strategy. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: our, fluctuations in demand for our products and services; a highly competitive business environment for network switching equipment; changes in results identified as part of the process of completing the closing and audit of results for the quarter and the year, effectiveness in controlling expenses, the possibility that we might experience delays in the development of new technology and products; customer response to our new technology and product; risks related to pending or future litigations, and a dependency on third parties for certain components and for the manufacturing of our products. We undertake no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 1, 2007	July 2, 2006
ASSETS
Current assets:
Cash and cash equivalents	$71,573	$92,598
Short-term investments	$91,599	297,726
Accounts receivable, net	$23,066	27,681
Inventories, net	$25,261	19,303
Prepaid expenses and other current assets, net	14,457	9,420

Total current assets	225,956	446,728
Property and equipment, net	43,156	46,499
Marketable securities	52,683	42,781
Other assets, net	20,102	22,710

TOTAL ASSETS	$341,897	$558,718

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,303	$20,138
Accrued compensation and benefits	14,841	11,758
Restructuring liabilities	5,532	5,571
Accrued warranty	7,182	7,027
Deferred revenue	32,160	35,406
Convertible subordinated notes	—	200,000
Other accrued liabilities	23,263	19,581

Total current liabilities	104,281	299,481
Restructuring liabilities, less current portion	8,456	11,471
Deferred revenue, less current portion	10,286	9,699
Deferred income taxes	688	579
Other long-term liabilities	1,962	1,307
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	934,540	927,835
Treasury stock	(48,303)	(33,700)
Accumulated other comprehensive loss	572	(1,567)
Accumulated deficit	(670,585)	(656,387)

Total stockholders’ equity	216,224	236,181

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$341,897	$558,718

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Net revenues:
Product	$71,863	$66,761	$280,497	$294,824
Service	15,235	15,681	62,337	63,777

Total net revenues	87,098	82,442	342,834	358,601

Cost of revenues:
Product	31,398	30,682	124,298	130,557
Service	7,997	8,166	33,341	34,168

Total cost of revenues	39,395	38,848	157,639	164,725

Gross margin:
Product	40,465	36,079	156,199	164,267
Services	7,238	7,515	28,996	29,609

Total gross margin	47,703	43,594	185,195	193,876

Operating expenses:
Sales and marketing	25,893	25,426	102,052	98,452
Research and development	17,314	15,577	67,085	61,966
General and administrative	8,315	5,766	33,638	25,498
Restructuring charge	2,857	3,268	4,003	3,268

Total operating expenses	54,379	50,037	206,778	189,184

Operating income (loss)	(6,676)	(6,443)	(21,583)	4,692
Other income, net	2,217	1,876	9,526	5,615

Income (loss) before income taxes	(4,459)	(4,567)	(12,057)	10,307
Provision for income taxes	586	(232)	2,140	1,798

Net income (loss)	$(5,045)	$(4,335)	$(14,197)	$8,509

Net income (loss) per share — basic	$(0.04)	$(0.04)	$(0.12)	$0.07
Net income (loss) per share — diluted	$(0.04)	$(0.04)	$(0.12)	$0.07

Shares used in per share calculation — basic	113,604	118,453	114,122	121,286
Shares used in per share calculation — diluted	113,604	118,453	114,122	123,049

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	July 1, 2007	July 2, 2006

Net income (loss)	$(14,197)	$8,509
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,926	11,899
Provision for doubtful accounts	—	1,166
Provision for excess and obsolete inventory	3,030	1,259
Deferred income taxes	(50)	(249)
Amortization of warrant	4,048	4,691
Restructuring charge	4,003	3,268
Loss on disposal of assets	54	9
Stock-based compensation	6,183	6,995
Changes in operating assets and liabilities, net
Accounts receivable	4,541	3,306
Inventories	(8,990)	5,405
Prepaid expenses and other assets	(6,244)	(2,075)
Accounts payable	1,165	1,855
Accrued compensation and benefits	3,083	(2,274)
Restructuring liabilities	(7,057)	(6,182)
Lease liability	—	(471)
Accrued warranty	155	(444)
Deferred revenue	(2,659)	(5,368)
Other accrued liabilities	4,084	(2,304)
Other long-term liabilities	655	(958)

Net cash provided by (used in) operating activities	(270)	28,037

Cash flows from investing activities:
Capital expenditures	(4,637)	(7,969)
Purchases of investments	(210,711)	(273,986)
Proceeds from sales and maturities of investments and marketable securities	408,673	247,726

Net cash provided by (used in) investing activities	193,325	(34,229)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of repurchases	523	5,020
Repurchase of common stock	(14,603)	(33,700)
Principal payment on convertible debt	(200,000)	—

Net cash used in financing activities	(214,080)	(28,680)

Net decrease in cash and cash equivalents	(21,025)	(34,872)
Cash and cash equivalents at beginning of period	92,598	127,470

Cash and cash equivalents at end of period	$71,573	$92,598

Supplemental disclosure of cash flow information:
Interest paid	$3,500	$7,000
Cash paid for income taxes	$5,285	$587

See accompanying notes to unaudited condensed consolidated financial statements.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Net income (loss)—GAAP Basis	$(5,045)	$(4,335)	$(14,197)	$8,509

Non-GAAP adjustments
Stock-based compensation expense	$1,200	$2,236	$6,183	$6,995
Stock option investigation expenses	1,298	—	6,916	—
Restructuring charge	2,857	3,268	4,003	3,268

Total non-GAAP adjustments	$5,355	$5,504	$17,102	$10,263

Net income (loss)—Non-GAAP Basis	$310	$1,169	$2,905	$18,772

Non-GAAP adjustments
Cost of product revenue	$184	$205	$771	$718
Cost of service revenue	51	140	359	417
Sales and Marketing	401	888	2,173	2,764
Research and Development	317	663	1,834	1,993
General and Administrative	1,545	340	7,962	1,103
Restructuring charge	2,857	3,268	4,003	3,268

Total non-GAAP adjustments	$5,355	$5,504	$17,102	$10,263

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP PRESENTATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006
Net revenues:
Product	$71,863	$66,761	$280,497	$294,824
Service	15,235	15,681	62,337	63,777

Total net revenues	87,098	82,442	342,834	358,601

Cost of revenues:
Product	31,214	30,477	123,527	129,839
Service	7,946	8,026	32,982	33,751

Total cost of revenues	39,160	38,503	156,509	163,590

Gross margin:
Product	40,649	36,284	156,970	164,985
Services	7,289	7,655	29,355	30,026

Total gross margin	47,938	43,939	186,325	195,011

Operating expenses:
Sales and marketing	25,492	24,538	99,879	95,688
Research and development	16,997	14,914	65,251	59,973
General and administrative	6,770	5,426	25,676	24,395
Restructuring charge	—	—	—	—

Total operating expenses	49,259	44,878	190,806	180,056

Operating income (loss)	(1,321)	(939)	(4,481)	14,955
Other income, net	2,217	1,876	9,526	5,615

Income (loss) before income taxes	896	937	5,045	20,570
Provision for income taxes	586	(232)	2,140	1,798

Net income (loss)	$310	$1,169	$2,905	$18,772

Net income (loss) per share — basic	$0.00	$0.01	$0.03	$0.15
Net income (loss) per share — diluted	$0.00	$0.01	$0.03	$0.15

Shares used in per share calculation — basic	113,604	118,453	114,122	121,286
Shares used in per share calculation — diluted	115,205	118,453	115,583	123,049